NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOT IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AME (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMP FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRA REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE APPLICABLE STATE SECURITIES LAWS.

IDS INDUSTRIES, INC.

CONVERTIBLE NOTE

Issuance Date: March 5, 2014	Original Principal Amount: $250,00
Note No. IDST-1	Consideration Paid at Cost: $25,000

FOR VALUE RECEIVED, IDS Industries, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of Black Mountain Equities, Inc. or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date s t out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is $250.000 (two hundred fifty thousand accrued and unpaid interest and any other fees. The Consideration is $225,000 (two h twenty five thousand) payable by wire transfer (there exists a $25,000 original issue discount (the '"OID)). The Holder shall pay $25.000 of Consideration upon closing of this Note Holder may pay additional Consideration to the Company in such amounts and at such d Holder may choose in its sole discretion. For purposes hereof the term "Outstanding Balance means the Original Principal Amount as reduced or increased as the case may be, pursuant the terms hereof for conversion breach hereof or otherwise plus any accrued but unpaid interest collection and enforcements costs, and any other fees or charges incurred under this Not. The Principal Sum due to Holder shall be prorated based on the Consideration paid by Holder (plus an approximate 10% Original Issue Discount that is prorated based on the Consideration p id by the Holder as well as any other interest or fees) such that the Company is only required to repay the amount funded and the Company is not required to repay any unfunded portion of this Note.

(1) GENERAL TERMS

(a)                Payment of Principal. The "Maturity Date" shall be one year from the date of each payment of Consideration as may be extended at the option of the Holder in the event that and for so long as. an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section l) or any shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

(b)                   Interest. A one-time interest charge of ten percent (10%) ("Interest Rate") shall be applied on the Issuance Date to the Original Principal Sum. Interest her shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee whose name this Note is registered on the records of the Company regarding registration transfers of Notes in cash or converted into Common Stock at the Conversion Price provided the Equity Conditions are satisfied.

(c)                    Security. This Note shall not be secured by any collateral or any assets pledged to the Holder

(2)                   EVENT S OF DEFAULT

(a)                   An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment. decree or order of any court, order. rule or regulation of any administrative or governmental body):

(i)                    The Company's failure to pay to the Holder any am Principal. Interest, or other amounts when and as due under this Note (including, limitation, the Company's failure to pay any redemption payments or amounts hereunder) other Transaction Document;

(ii)                  A Conversion Failure as defined in section 3(b)(ii)

(iii)                 The Company or any subsidiary of the Company commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect successor thereto or the Company or any subsidiary of the Company commences an proceeding under any reorganization, arrangement, adjustment of debt relief of debtors, dissolution insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days: or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief o other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed period of sixty one (61) days; or the Company or any subsidiary of the Company makes general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructure its debts; or the Company or any subsidiary of the Company shall by any act or failure act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv)                The Company or any subsidiary of the Company shall default in any of its obligations under any other Note or any mortgage, credit agreement or other facility indenture agreement factoring agreement or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company o any subsidiary of the Company in an amount exceeding $100.000, whether such indebtedness now exists or shall hereafter be created; and

(v)                  The Common Stock is suspended or delisted for trading on the Over the Counter Bulletin Board market (the "Primary Market").

(vi)                The Company loses its ability to deliver shares via "OWAC/FAST' electronic transfer.

(vii)              The Company loses its status as DTC Eligible.'·

(viii)             The Company shall become late or delinquent in its fi ·ng requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(b)                  Upon the occurrence of any Event of Default the Outstanding Balance shall immediately increase to 120% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the ..Default Effect"). The Default Effect shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

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(3)                   CONVERSION OF NOTE. This Note shall be convertible into shares the Company's Common Stock on the te1ms and conditions set forth in this Section 3.

(a)                   Conversion Right. Subject to the provisions of Section 3(c) time or times on or after the Issuance Date the Holder shall be entitled to convert any portion the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b) at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion f any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock the Company shall round such fraction of a s e of Common Stock up to the nearest whole share. The Company shall pay any and all transfer fees legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out relating to the conversion of this Note.

(i)           "Conversion Amount" means the portion of the Or Principal Amount and Interest to be converted plus any penalties redeemed or otherwise respect to which this determination is being made.

(ii)         "Conversion Price" shall equal the lesser of (a) $0.025 or (b) 60% of the lowest trade occurring during the twenty five (25) consecutive Trading days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

(b)                                Mechanics of Conversion.

(i)                 Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by email facsimile (or otherwise deliver) for receipt on or prior to 11:59 p.m. New York, NY Time on such date a copy of an executed notice of conversion in the form attached her to as Exhibit A (the "Conversion Notice") to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the ·"Share Delivery Date"), the Co shall (A)'.if legends are not required to be placed on certificates 'of Common Stock pursuant the then existing provisions of Rule 144 of the Securities Act of 1933 (Rule 144) and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program. credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with OTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer A not participating in the OTC Fast Automated Securities Transfer Program , issue and deli the address as specified in the Conversion Notice a certificate. registered in the name Holder or its designee, for the number of shares of Common Stock to which the Holder s entitled which certificates shall not bear any restrictive legends unless required pursuant the 144. If this Note is physically surrendered for conversion and the outstanding Principal Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall. upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon transmission of a Conversion Notice.

(ii)               Company's Failure to Timely Convert. If within two (2) Trading Days after the Company's receipt of the facsimile or email copy of a Conversion Notice the Company shall fail to issue and deliver to Holder via "DWAC/FAST" electronic transfer the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), the Original Principal Amount of the Note shall increase by $2.000 per day until the Company issues and delivers a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (under Holder’s and Company's expectation that any penalty amounts will tack the Issuance Date). Company will not be subject to any penalties once its transfer agent processes the shares to the DWAC system. If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, any time prior to selling all of those shares, may rescind any portion. in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion a returned to the Principal Sum with the rescinded conversion shares returned to the Co any (under Holder’s and Company’s expectations that any returned conversion amounts will tack back to the original date of the Note).

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(iii)             DWAC/FAST Eligibility. If the Company fails for reason to deliver to the Holder the Shares by DWAC/FAST electronic transfer (such delivering a physical stock certificate), or if there is a Conversion Failure as defined in S 3(b)(ii) and if the Holder incurs a Market Price Loss then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder while by either of the following options at Holder's election:

Market Price Loss = [(High trade price for the period between the day of conversion and the day the shares clear in the Holders brokerage account) x (Number of shares receivable from the conversion)] - [(Net Sales price realized by Holder) x (Number of shares receivable from the conversion)].

Option A - Pay Market Price Loss in Cash. The Company must pay the Market Price Loss by cash payment. and any such cash payment must be made by the third business day from the time of the Holders written notice to the Company.

Option B -Add Market Price Loss to Principal Sum. The Company must pay the Market Price Loss by adding the Market Price Loss to the balance of the Principal Sum (under Holder's and the Company's expectation that any Market Price Loss amounts will tack back to the Issuance Date).

In the case that conversion shares are not deliverable by DWAC/FAST electronic transfer an additional 5% discount to the Conversion Price will apply.

(iv)             DTC Eligibility. If the Company fails to maintain its status as DTC Eligible'' for any reason the Principal Amount of the Note shall increase y ten thousand dollars ($15.000) (under Holders and company’s expectation that any Principal Amount increase will tack back to the Issuance Date). In addition the Conversion Price s II be redefined to equal the lesser of (a) $0.020 or (b) 50% of the lowest trade occurring during twenty five (25) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

(v)               Book-Entry. Notwithstanding anything to the contrary set forth herein. upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) t e full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder the Company shall maintain records showing the Principal and Interest converted and the da s of such conversions or shall use such other method, reasonably satisfactory to the Holder the Company, so as not to require physical surrender of this Note upon conversion.

(c)                                  Limitations on Conversions or Trading.

                                                                                  Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion ·this Note or receive shares of Common Stock as payment of interest hereunder to the extent that giving effect to such conversion or receipt of such interest payment, the Holder together any affiliate thereof, would beneficially own (as determined in accordance with Section 13 the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the sum shares of Common Stock outstanding immediately after giving effect to such conversion receipt of shares as payment of interest. Since the Holder will not be obligated to report Company the number of shares of Common Stock it may hold at the time of a conversion hereunder unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to other shares which may be beneficially owned by the Holder or an affiliate thereof, the shall have the authority and obligation to determine whether the restriction contained in Section will limit any particular conversion hereunder and to the extent that the determines that the limitation contained in this Section applies, the determination of portion of the principal amount of this Note is convertible shall be the responsibility obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the max um principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess or the permitted a hereunder shall remain outstanding under this Note. The provisions of this Section may waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 prior notice to the Company Other Holders shall be unaffected by any such waiver.

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(d)                                 Other Provisions.

(i)              Share Reservation. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly res e a sufficient number of shares of Common Stock to comply with such requirement. The Company will at all times reserve at least 50,000,000 shares of Common Stock for conversion.

(ii)            Prepayment. At any time within the 90 day immediately following the Issuance Date, the Company shall have the option, upon 10 business days' notice to Holder, to pre-pay the entire remaining outstanding principal amount of this Note in cash, provided that (i) the Company shall pay the Holder l50% of the Outstanding Balance (ii) such amount must be paid in cash on the next business day following such 10 business day notice period and (iii) the Holder may still convert this Note pursuant to the terms hereof at all times until such prepayment amount has been received in full. Except as set forth in this Section the Company may not prepay this Note in whole or in part.

(iii)           Terms of Future Financings. So long as this Note is outstanding upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note then the Company shall notify the Holder of such additional or more favorable tem1 and such term, at Holder's option shall become a part of the transaction documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but a not limited to, terms addressing conversion discounts conversion lookback periods, interest original issue discounts stock sale price, private placement price per share, and warrant coverage.

(iv)           All calculations under this Section 3 shall be rounded the nearest $0.0000 l or whole share.

(v)             Nothing herein shall limit a Holder's right to pursue damages or declare an Event of Default pursuant to Section 2 herein for the Company's fail deliver ce11ificates representing shares of Common Stock upon conversion within the specified herein and such Holder shall have the right to pursue all remedies available to it law or in equity including without limitation a decree of specific performance and/or injunctive relief in each case without the need to post a bond or provide other security. The exercise such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any Section hereof or under applicable law.

(4)                  SECTION 3(A)(9) OR 3(A)(10) TRANSACTION. So long as this N e is outstanding, the Company shall not enter into any transaction or arrangement structure in accordance with based upon or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a "3(a)(9) Transaction") or Section 3(a)(10) of the Securities Act (a ''3(a)(l 0) Transaction"). In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this n e is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note but not less than $25.000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

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(5)                  PIGGYBACK REGISTRATION RIGHTS. The Company shall include on the next registration statement the Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note but not less than $25,000 being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(6)                  REISSUANCE OF THIS NOTE.

(a)                Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company's approval.

(b)                Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking the Holder to the Company in customary form and, in the case of mutilation, upon surrender cancellation of this Note the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(7)                NOTICES. Any notices, consents waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically gen rated and kept on file by the sending party) (iii) upon receipt when sent by email; or (iv) one (l) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numb s for such communications shall be those set fo11h in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days p or to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice consent waiver or other communication (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company to:

Brian Barthlow

Empire Stock Transfer

1859 Whitney Mesa Dr.

Henderson, NV 89014

Telephone (702) 818-5895

Facsimile (702) 974-1444

Cane Clark LLP

3273 E Warm Springs Rd

Las Vegas, NV 89120

Attn: Joe Laxague

Email:

If to the Holder:

Black Mountain Equities, Inc.

13366 Greenstone Ct

San Diego, CA 92131

Attn: Adam Baker

Email:

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(8)                  APPLICABLE LAW AND VENUE. This Note shall be governed b and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof. Any action brought by either pa11y against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and county of San Diego, in the St e of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such com1s.

(a)                 WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
IDS INDUSTRIES, INC.
By: /s/ Scott Plantinga
Name: Scott Plantinga
Title: Chief Executive Officer

HOLDER:
BLACK MOUNTAIN EQUITIES, INC.
By: /s/ Adam Baker
Name: Adam Baker
Title: President

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EXHIBIT A

NOTICE OF CONVERSION

IDS Industries, Inc,

c/o: Pam Mckeown, Controller

533 Birch Street

Lake Elsinore, CA 92540

pmckeown@idsindustries.com

The undersigned hereby elects to convert a portion of the $________ Convertible Note ________ issued to Black Mountain Equities, Inc. on ________ into Shares of Common Stock of _________ according to the conditions set forth in such Note as of the date written below.

By accepting this notice of conversion, you arc acknowledging that the number of shares to be delivered represents less than 5% (five percent) of the common stock outstanding. If the number of shares to be delivered represents more than 4.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and debenture Holder must be immediately notified.

Date of Conversion

Conversion Amount:

Conversion Price:

Shares to be Delivered:

Shares delivered in name of:

BLACK MOUNTAIN EQUITIES, INC.

By:

Title:

Black Mountain Equities, Inc

Signature:

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